UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2021 (December 3, 2021)

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

(Address of registrant’s principal executive offices, and zip code)

(212) 431-7464

(Registrant’s telephone number, including area code)

890 5th Avenue Partners, Inc.

14 Elm Place, Suite 206

Rye, New York 10580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the prospectus and definitive proxy statement dated November 10, 2021 (as supplemented by Supplement No. 1, dated as of November 19, 2021 and Supplement No. 2, dated as of November 19, 2021, the “Proxy Statement/Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”), in the section entitled “Certain Defined Terms” beginning on page iv thereof, and such definitions are incorporated by reference herein.

On December 3, 2021 (the “Closing Date”), the registrant consummated the previously announced business combinations in connection with (i) that certain Agreement and Plan of Merger, dated June 24, 2021 (as amended, the “Merger Agreement”), by and among 890 5th Avenue Partners, Inc., a Delaware corporation (“890”), Bolt Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub I”), Bolt Merger Sub II, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of 890 (“Merger Sub II”), and BuzzFeed, Inc., a Delaware corporation (“BuzzFeed”), pursuant to which (a) Merger Sub I merged with and into BuzzFeed (the “First Merger”), with BuzzFeed surviving the First Merger as a wholly-owned subsidiary of 890 and (b) immediately following the First Merger, BuzzFeed merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Two-Step Merger”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of 890; and (ii) the Membership Interest Purchase Agreement, dated as of March 27, 2021 (as amended, the “C Acquisition Purchase Agreement”), by and among BuzzFeed, CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc., pursuant to which the surviving entity acquired 100% of the membership interests of CM Partners, LLC. CM Partners, LLC, together with Complex Media, Inc., is referred to herein as “Complex Networks.” The Two-Step Merger and the other transactions contemplated by the Merger Agreement, including the acquisition by the surviving entity of Complex Networks, are hereinafter referred to as the “Business Combination.” In connection with the consummation of the Business Combination, 890 was renamed “BuzzFeed, Inc.” (hereinafter referred to as “New BuzzFeed”).

On the Closing Date: (i) each issued and outstanding share of Class A common stock, par value $0.0001 per share (the “890 Class A common stock”), and Class F common stock, par value $0.0001 per share (the “890 Class F common stock”), of 890 became one share of New BuzzFeed Class A common stock, par value $0.0001 per share (the “New BuzzFeed Class A common stock”); (ii) each issued and outstanding whole warrant to purchase shares of 890 Class A common stock became a warrant to acquire one share of New BuzzFeed Class A common stock at an exercise price of $11.50 per share (each a “New BuzzFeed warrant”); and (iii) each issued and outstanding unit of 890 that had not been previously separated into the underlying share of 890 Class A common stock and the underlying warrants of 890 upon the request of the holder thereof was cancelled and entitled the holder thereof to one share of New BuzzFeed Class A common stock and one-third of one New BuzzFeed warrant.

Pursuant to the terms of the Merger Agreement, at the effective time of the Two-Step Merger (the “Effective Time”), (i) each share of BuzzFeed Class A common stock and BuzzFeed preferred stock (other than Series F Preferred Stock and Series G Preferred Stock, any cancelled shares or dissenting shares) issued and outstanding immediately prior to the Effective Time were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class A Common Stock; (ii) all of the shares of Series F Preferred Stock and Series G Preferred Stock issued and outstanding immediately prior to the Effective Time were cancelled and automatically converted into the right to receive 30,880,000 shares of New BuzzFeed Class A Common Stock; (iii) each share of Class B Common Stock of BuzzFeed issued and outstanding immediately prior to the Effective Time (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class B Common Stock; and (iv) each share of Class C Common Stock of BuzzFeed issued and outstanding immediately prior to the Effective Time (other than any cancelled shares or dissenting shares) were cancelled and automatically converted into the right to receive 0.306 shares of New BuzzFeed Class C Common Stock, in each case in accordance with the applicable provisions of the Merger Agreement. As a result, shares of BuzzFeed capital stock no longer represent an ownership interest in BuzzFeed, but instead represent an ownership interest in New BuzzFeed.

In addition, pursuant to subscription agreements entered into in connection with the Merger Agreement, the Company issued, and certain investors purchased, $150.0 million aggregate principal amount of unsecured convertible notes due 2026 concurrently with the closing of the Business Combination (the “Closing,” and such transaction, the “Convertible Notes Investment”).

Holders of 27,133,519 shares of 890 Class A common stock sold in 890’s initial public offering (the “public shares”) properly exercised their right to have their public shares redeemed for a full pro rata portion of the trust account holding the proceeds from 890’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $10.00 per share, or $271,349,598.96 in the aggregate.

After giving effect to the Business Combination (including the issuance of New BuzzFeed Class A common stock pursuant to the C Acquisition Purchase Agreement), the redemption of public shares as described above and the separation of the former 890 units, as of the Closing Date, there were 110,789,875 shares of New BuzzFeed Class A common stock issued and outstanding, 15,872,459 shares of New BuzzFeed Class B common stock issued and outstanding and 6,478,031 shares of New BuzzFeed Class C common stock issued and outstanding.

The New BuzzFeed Class A common stock and New BuzzFeed warrants commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BZFD” and “BZFDW,” respectively, on December 6, 2021, subject to ongoing review of New BuzzFeed’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of $271,349,598.96 was paid from the trust account to holders that properly exercised their right to have their public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $16.2 million remained in the trust account. The remaining amount in the trust account was used to partially fund the Business Combination.

Pursuant to the C Acquisition Purchase Agreement, the consideration paid consisted of $200 million in cash and 10 million shares of New BuzzFeed Class A common stock.

A more detailed description of the Business Combination can be found in the section titled “The Business Combination Proposal” in the Proxy Statement/Prospectus and is incorporated by reference herein. Further, the foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A and Annex A-1 to the Proxy Statement/Prospectus, and is incorporated by reference herein.

Unless the context otherwise requires, the “Company” refers to the registrant, which is New BuzzFeed after the Closing, and 890 prior to the Closing. All references herein to the “Board” refer to the board of directors of New BuzzFeed.

This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, the information in this Report controls.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New BuzzFeed, 200 Park Avenue Partners, LLC (the “Sponsor”) and certain stockholders of BuzzFeed (collectively with the Sponsor, the “Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, New BuzzFeed granted such Holders and their permitted transferees certain registration rights, including, among other things, customary “demand” and “piggyback” registration rights, with respect to their shares of New BuzzFeed Class A common stock.

The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 119 titled “The Business Combination Proposal—Ancillary Agreements Related to the Business Combination—Amended and Restated Registration Rights Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Amended and Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated by reference herein.

Unsecured Convertible Notes, Indenture and Registration Rights Agreement

In connection with the Closing, the Company entered into an indenture (the “Indenture”) with Wilmington Savings Fund Society, FSB, a federal savings bank (the “Indenture Trustee”), in its capacity as trustee thereunder, in respect of the $150,000,000 in aggregate principal amount of unsecured convertible notes due in 2026 (the “Notes”) that were issued to certain investors (collectively, the “Note Investors”) in accordance with the subscription agreements entered into between the Company and the Note Investors in connection with the Merger Agreement (the “Note Subscription Agreements”). The terms of the Notes are set forth in the Indenture and the form of Global Note to the Indenture (the “Global Note”). The Notes bear interest at a rate of 8.50% per annum, payable semi-annually, are convertible into approximately 12,000,000 shares of New BuzzFeed Class A common stock at an initial conversion rate of 80 shares of New BuzzFeed Class A common stock per $1,000 principal amount of Notes or accrued and unpaid interest thereon (subject to customary adjustment provisions set forth in the Indenture upon the occurrence of certain events prior to the Notes Maturity Date (as defined below)), which is equivalent to an initial conversion price of $12.50 per share of New BuzzFeed Class A common stock in accordance with the terms thereof, and shall mature on December 3, 2026 (the “Notes Maturity Date”). Conversions of the Notes will be settled in cash, shares of New BuzzFeed Class A common stock or a combination thereof, at the Company’s election.

The Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the Notes Maturity Date. In addition, the Company may, at its election, force conversion of the Notes after the third anniversary of the issuance of the Notes, subject to a holder’s prior right to convert and certain other conditions, if the volume-weighted average trading price of the New BuzzFeed Class A common stock is greater than or equal to 130% of the conversion price for more than 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days. In the event that a holder of the Notes elects to convert its Notes after the one year anniversary, and prior to the three year anniversary, of the issuance of the Notes, New BuzzFeed will be obligated to pay an amount to the holder in connection with such conversion equal to: (i) from the one year anniversary of the issuance of the Notes to the two year anniversary of the issuance of the Notes, an amount equal to 18 month’s interest declining ratably on a monthly basis to 12 month’s interest on the aggregate principal amount of the Notes so converted and (ii) from the two year anniversary of the issuance of the Notes to the three year anniversary of the issuance of the Notes, an amount equal to 12 month’s interest declining ratably on a monthly basis to zero month’s interest, in each case, on the aggregate principal amount of the Note so converted (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash. Without limiting a holder’s right to convert the Notes at its option, interest will cease to accrue on the Notes during any period in which the Company would otherwise be entitled to force conversion of the Notes, but is not permitted to do so solely due to the failure of a trading volume condition specified in the Indenture.

Each holder of a Note will have the right to cause New BuzzFeed to repurchase for cash all or a portion of the Notes held by such holder (i) at any time after the third anniversary of the Closing Date, at a price equal to par plus accrued and unpaid interest; or (ii) at any time upon the occurrence of a “fundamental change,” as defined in the Indenture (a “Fundamental Change”), at a price equal to 101% of par plus accrued and unpaid interest.

In the event of a conversion in connection with a Fundamental Change, the conversion price will be adjusted by the Fundamental Change “make-whole table” as set forth in the Indenture.

The Indenture includes restrictive covenants that, among other things, limit the ability of New BuzzFeed to incur additional debt or issue preferred stock, incur liens, make restricted payments, make certain investments, enter into affiliate transactions, enter into restrictions on distributions from subsidiaries, dispose of intellectual property and enter into certain merger or asset sale transactions. The Indenture also contains customary events of default.

The Company’s obligations under the Notes are guaranteed on a senior unsecured basis by certain of its material domestic subsidiaries.

In connection with the issuance of the Notes and concurrently with the Closing, the Company entered into a Registration Rights Agreement with the Note Investors (the “Notes Registration Rights Agreement”). Pursuant to the Notes Registration Rights Agreement, and subject to the terms and conditions thereof, the Company is required to file and cause to be declared effective a shelf registration statement registering the public resale of the shares of New BuzzFeed Class A common stock issuable upon conversion of the Notes. In addition, the Notes Registration Rights Agreement provides holders of the Notes with certain demand registration rights

The foregoing description of the Note Subscription Agreements, the Indenture, the Notes Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Note Subscription Agreements, the form of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein, the full text of the Notes Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein and by the full text of the Indenture (which includes the form of Global Note ), which is attached as Exhibit 4.3 and is incorporated by reference herein.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The material terms of the indemnification agreements are described in the section of the Proxy Statement/Prospectus beginning on page 279 titled “Certain Relationships and Related Party Transactions—New BuzzFeed—Indemnification Agreements.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the form of indemnification agreement, which is included as Exhibit 10.16 to this Report and is incorporated by reference herein.

Amended and Restated Loan and Security Agreement

On the Closing Date, the Company, as a guarantor, BuzzFeed Media Enterprises, Inc., as administrative borrower, certain of the Company’s other domestic subsidiaries, as borrowers and/or guarantors, White Oak Commercial Finance, LLC, as administrative agent, and the other lenders from time to time party thereto, entered into an Amended and Restated Loan and Security Agreement (the “Credit Agreement”) which provides for a $50.0 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility matures on December 30, 2023 (the “Revolving Credit Facility Maturity Date”).

Borrowings under the Revolving Credit Facility are generally limited to 95% of qualifying investment grade accounts receivable and 90% of qualifying non-investment grade accounts receivable, subject to adjustment at the discretion of the lenders. Borrowings under the Revolving Credit Facility bear interest at LIBOR, subject to a floor rate of 0.75%, plus a margin of 3.75% to 4.25%, depending on the level of the Company’s utilization of the facility, and subject to a monthly minimum utilization of $15.0 million. The Revolving Credit Facility also includes an unused commitment fee of 0.375%.  If the Company terminates the Revolving Credit Facility prior to the Revolving Credit Facility Maturity Date the Company will be required to pay an early termination fee of 3% if terminated prior to December 30, 2021, 2% if terminated after December 30, 2021 but before December 30, 2022, and 1% if terminated after December 30, 2022.

The Revolving Credit Facility includes a financial covenant that requires the Company to maintain at least $25.0 million of unrestricted cash at all times. The Revolving Credit Facility also contains customary representations and warranties, events of default, financial reporting requirements, and affirmative and negative covenants, including restrictions limiting the Company’s ability to incur additional indebtedness, grant liens, pay dividends, hold unpermitted investments, repurchase or redeem equity interests, or make material changes to the business.

The Revolving Credit Facility is secured by a first priority security interest on the Company’s and the other borrowers’ and guarantors’ cash, accounts receivable, books and records and related assets.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is attached hereto as Exhibit 10.22 and is incorporated by reference herein.

Amended and Restated Escrow Agreement

On the Closing Date, Jonah Peretti, Chief Executive Officer of New BuzzFeed, Jonah Peretti, LLC (collectively with Mr. Peretti, the “Peretti Parties”), NBCUniversal Media, LLC (“NBCU”) and PNC Bank, National Association, as escrow agent, entered into an Amended and Restated Escrow Agreement (the “Amended and Restated Escrow Agreement”), which amends and restates in its entirety the Escrow Agreement dated June 23, 2021 (the “Prior Escrow Agreement”) and provides for, among other things, the escrow of 1,200,000 shares of New BuzzFeed Class A common stock or New BuzzFeed Class B common stock (the “Escrowed Shares”) exchangeable by the Peretti Parties in connection with the Two-Step Merger. The Amended and Restated Escrow Agreement revised the escrow mechanics related to the Escrowed Shares in the Prior Escrow Agreement to accommodate the fact that the Escrowed Shares would be issued in book-entry rather than certificate form and corrected the definition of Closing Date to refer to December 3, 2021, the actual closing date of the Business Combination. Pursuant to the Amended and Restated Escrow Agreement, in the event the Transfer Date SPAC Share Price (as defined in the Amended and Restated Escrow Agreement) is less than $12.50 per share on the Transfer Date (as defined in the Amended and Restated Escrow Agreement), the Peretti Parties and NBCU shall instruct the escrow agent to transfer (1) to NBCU a number of Escrowed Shares equal to the Make Whole Shares (as defined in the Amended and Restated Escrow Agreement) and (2) to the Peretti Parties, the remainder of the Escrowed Shares, if any. If the Transfer Date SPAC Share Price is equal to or greater than $12.50 on the Transfer Date, the Peretti Parties and NBCU shall instruct the escrow agent to transfer all of the Escrowed Shares to the Peretti Parties.

The foregoing description of the Amended and Restated Escrow Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Escrow Agreement, which is attached hereto as Exhibit 10.19 and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On December 2, 2021, 890 held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which the 890 shareholders considered and adopted, among other matters, a proposal to approve the Business Combination. The Business Combination was completed on December 3, 2021.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in BuzzFeed Media Enterprises, Inc. In accordance with Item 2.01(f) of Form 8-K, the Company is providing below the information that would be required if the Company were filing a general form for registration of securities on Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Report (including in the information that is incorporated by reference in this Report) may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about:

•	New BuzzFeed’s ability to realize the benefits expected from the Business Combination;

•	the ability to obtain and/or maintain the listing of New BuzzFeed’s Class A common stock and warrants on Nasdaq following the Business Combination;

•	New BuzzFeed’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•	the business, operations and financial performance of New BuzzFeed after the Business Combination, including:

•	expectations with respect to financial and business performance of New BuzzFeed, including financial projections and business metrics and any underlying assumptions thereunder;

•	future business plans and growth opportunities;

•	anticipated trends, growth rates, and challenges in New BuzzFeed’s business and in the markets in which it operates;

•	changes in the business and competitive environment in which New BuzzFeed operates;

•	the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of New BuzzFeed’s subscriptions and advertising, the growth of New BuzzFeed’s business and the implementation of New BuzzFeed’s strategic initiatives;

•	government regulation, including revised foreign content and ownership regulations;

•	poor quality broadband infrastructure in certain markets;

•	technological developments;

•	demand for products and services;

•	developments and projections relating to New BuzzFeed’s competitors and the digital media industry;

•	the impact of the COVID-19 pandemic on New BuzzFeed’s business and the actions New BuzzFeed may take in response thereto;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties;

•	New BuzzFeed’s future capital requirements and sources and uses of cash, including New BuzzFeed’s ability to obtain additional capital in the future; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 28 of the Proxy Statement/Prospectus and incorporated by reference herein.

The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Business of New BuzzFeed” beginning on page 181 thereof and that information is incorporated by reference herein.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 28 thereof and are incorporated by reference herein. A summary of the risks associated with the Company’s business are also described on page 19 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus—Summary of Risk Factors” and are incorporated by reference herein.

Financial Information

The financial information of BuzzFeed for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 is described in the Proxy Statement/Prospectus in the sections titled “Summary Historical Financial Information of BuzzFeed” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BuzzFeed” beginning on pages 23 and 192 thereof, respectively, and is incorporated by reference herein.

The financial information of BuzzFeed as of September 30, 2021 and for the three and nine months ended September 30, 2021 is described in Supplement No. 2 to the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BuzzFeed” in Exhibit 99.4 attached thereto and is incorporated by reference herein.

The financial information of CM Partners, LLC for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 is described in the Proxy Statement/Prospectus in the sections titled “Summary Historical Financial Information of Complex Networks” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Complex Networks” beginning on pages 24 and 213 thereof, respectively, and is incorporated by reference herein.

The financial information of CM Partners, LLC as of September 30, 2021 and for the three and nine months ended September 30, 2021 is described in Supplement No. 2 to the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Complex Networks” in Exhibit 99.5 attached thereto and is incorporated by reference herein.

The financial information of 890 for the period from September 9, 2020 (inception) through December 31, 2020 and as of December 31, 2020 is described in the Proxy Statement/Prospectus in the sections titled “Summary Historical Financial Information of 890” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 890” beginning on pages 21 and 176 thereof, respectively, and is incorporated by reference herein.

The financial information of 890 as of September 30, 2021 and for the three and nine months ended September 30, 2021 is described in Supplement No. 1 to the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” beginning on pages 25 and 30 thereof, respectively, and is incorporated by reference herein.

Properties

The properties of the Company are described in the Proxy Statement/Prospectus in the section titled “Business of New BuzzFeed” beginning on page 181 thereof and that information is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of New BuzzFeed Class A common stock and New BuzzFeed Class B common stock immediately following consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of New BuzzFeed common stock;

•	each of the Company’s named executive officers and directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o BuzzFeed, Inc., 111 East 18th Street, New York, New York 10003.

The beneficial ownership of New BuzzFeed common stock is based on 110,789,875 shares of New BuzzFeed Class A common stock and 15,872,459 shares of New BuzzFeed Class B common stock issued and outstanding immediately following consummation of the Business Combination, including the redemption of the public shares as described above, the consummation of the Convertible Notes Investment, and the separation of the former 890 units. References to “Class A common stock” and “Class B common stock” in the table below and its related footnotes are to the New BuzzFeed Class A common stock and the New BuzzFeed Class B common stock, respectively.

Beneficial Ownership Table

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares	% of Shares	Number of Shares	% of Shares	% of Combined Voting Power
5% or Greater Stockholders:
200 Park Avenue Partners, LLC (2)	7,205,040	6.49%	12,019,830	75.73%	67.23%
NBCUniversal Media, LLC (3)	30,880,000	27.87%	—	—	3.41%
New Enterprise Associates 13, L.P. (4)	15,333,892	13.84%	—	—	1.70%
Entities affiliated with RRE (5)	10,350,407	9.34%	—	—	1.14%
General Atlantic BF, L.P. (6)	7,862,502	7.10%	—	—	*
Entities affiliated with Hearst (7)	12,409,578	11.20%	—	—	1.37%
Jonah Peretti (8)	—	—	12,019,830	75.73%	66.45%
John Johnson (9)	—	—	5,582,414	35.17%	30.86%
Entities affiliated with Redwood (10)	7,600,000	5.83%	—	—	*
Executive Officers and Directors:
Jonah Peretti (8)	—	—	12,019,830	75.73%	66.45%
Rhonda Powell (11)	54,059	*	—	—	*
Phuong Dao Nguyen (12)	358,016	*	—	—	*
Angela Acharia	—	—	—	—	—
Joan Amble (13)	3,985	*	—	—	*
Greg Coleman (14)	2,231,333	1.99%	—	—	*
Patrick Kerins (15)	15,333,892	13.84%	—	—	1.70%
Janet Rollé (16)	31,237	*	—	—	*
Adam Rothstein	—	—	—	—	—
All current directors and executive officers as a group (9 persons)	18,012,522	16.23%	12,019,830	75.73%	68.44%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o BuzzFeed, Inc., 111 East 18th Street, New York, NY 10003.

(2)	Represents (i) 6,952,540 shares of Class A common stock held by the Sponsor, (ii) 252,500 shares of Class A common stock issuable upon the exercise of New BuzzFeed warrants held by the Sponsor and (iii) 12,019,830 shares of Class B common stock beneficially held by Jonah Peretti. The Voting Agreement provides that the Voting Agreement Parties, which includes Jonah Peretti and certain of his affiliates, shall vote all shares of New BuzzFeed common stock beneficially held by such Voting Agreement Parties in favor of the election to New Buzzfeed’s board of directors of certain individuals designated by the Sponsor and, as a result, the Sponsor is deemed to share beneficial ownership of Jonah Peretti’s shares of BuzzFeed common stock.

(3)	NBCUniversal Media, LLC is a wholly owned subsidiary of Comcast Corporation. The mailing address of NBCUniversal Media, LLC is 30 Rockefeller Plaza, New York, NY, 10112.

(4)	The securities directly held by New Enterprise Associates 13, L.P. (“NEA 13”) are indirectly held by NEA Partners 13, L.P. (“NEA Partners 13”), the sole general partner of NEA 13, NEA 13 GP, LTD (“NEA 13 LTD”), the sole general partner of NEA Partners 13 and each of the individual directors of NEA 13 LTD. The individual directors of NEA 13 LTD (the “NEA 13 LTD Directors”) are Forest Baskett, Patrick Kerins, who is a member of New BuzzFeed’s board of directors, and Scott D. Sandell. NEA Partners 13, NEA 13 LTD, and the NEA 13 LTD Directors share voting and dispositive power with regard to New BuzzFeed’s securities directly held by NEA 13. The mailing address of these entities is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(5)	Consists of (i) 812,577 shares of Class A common stock held by RRE Leaders Fund, LP and (ii) 9,537,830 shares of Class A common stock held by RRE Ventures IV, L.P. RRE Leaders GP, LLC, the general partner of RRE Leaders Fund LP, has sole voting and dispositive power with respect to the shares held by RRE Leaders Fund LP. The sole general partner of RRE Ventures IV, L.P. is RRE Ventures GP IV, LLC. The managing members and officers of these entities are James D. Robinson IV, Stuart J. Ellman, and William D. Porteous. The address of each of these entities is 130 East 59th Street, 17th Floor, New York, NY 10022.

(6)	Each of General Atlantic Partners 93, L.P. (“GAP 93”), GAPCO GmbH & Co. KG (“GAPCO GmbH”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”) and GAP Coinvestments CDA, L.P. (“GAPCO CDA”) share beneficial ownership of the shares held by General Atlantic BF, L.P. The general partner of GA BF is General Atlantic (SPV) GP, LLC (“GA SPV”). The general partner of GAPCO GmbH is GAPCO Management GmbH (“GAPCO Management”). The general partner of GAP 93 is General Atlantic GenPar, L.P. (“GA GenPar”) and the general partner of GA GenPar is General Atlantic, L.P. (“GA LP”). GA LP is ultimately controlled by the Management Committee of GASC MGP, LLC (the "GA Management Committee"). GA LP is the managing member of GAPCO III, GAPCO IV and GAPCO V, the general partner of GAPCO CDA and is the sole member of GA SPV. There are nine members of the GA Management Committee of GA LP. GA LP, GASC MGP, LLC, GA GenPar, GA SPV, GAPCO Management and the GA Funds (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of the foregoing General Atlantic entities, other than GAPCO GmbH and GAPCO Management, is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAPCO GmbH and GAPCO Management is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 München, Germany. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein.

(7)	Consists of (i) 7,409,578 shares of Class A common stock held by Hearst Communications, Inc. and (ii) 5,000,000 shares of Class A common stock held by HDS II, Inc. HDS II, Inc. is a wholly- owned subsidiary of Hearst Communications, Inc. Pursuant to the definition of “beneficial owner” set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, each of Hearst Communications, Inc., Hearst Holdings, Inc., The Hearst Corporation, and The Hearst Family Trust may be deemed to beneficially own the shares held by Hearst Communications, Inc. and HDS II, Inc. Hearst Communications, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of HDS II, Inc. Hearst Holdings, Inc. has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Communications, Inc. The Hearst Corporation has the power to direct the voting and disposition of the shares as the controlling stockholder of Hearst Holdings, Inc. The Hearst Family Trust has the power to direct the voting and disposition of the shares as the controlling stockholder of The Hearst Corporation. The address of each of HDS II, Inc., Hearst Communications, Inc., Hearst Holdings, Inc. and The Hearst Corporation is 300 West 57th Street, New York, NY 10019. The address of The Hearst Family Trust is 1776 Broadway, Suite 802, New York, NY 10019.

(8)	Consists of (i) 6,437,416 shares of Class B common stock held by Jonah Peretti, LLC, (ii) 1,200,000 shares of Class B common stock held in the account of PNC Bank, National Asocation, as escrow agent, pursuant to the terms of the Amended and Restated Escrow Agreemnt and (iii) 5,582,414 shares over which Mr. Peretti holds an irrevocable proxy granted by John Johnson III and Johnson BF, LLC pursuant to the Holder Voting Agreement, as further described in footnote (9). Mr. Peretti is the managing member of Jonah Peretti LLC and has sole voting, investment and dispositive power over the shares held by Jonah Peretti, LLC.

(9)	Consists of (i) 31,461 shares of Class B common stock held by John Johnson III and (ii) 5,550,953 shares of Class B common stock held by Johnson BF, LLC. John S. Johnson III is the sole member of Johnson BF, LLC and shares voting and dispositive power over the shares held by Johnson BF, LLC. Mr. Johnson and Johnson BF, LLC have granted Mr. Peretti an irrevocable proxy over their 31,461 shares and 5,550,953 shares, respectively, pursuant to the Holder Voting Agreement. As a result, Mr. Johnson does not hold voting power of these shares, but retains dispositive power.

(10)	Consists of (i) 5,220,000 shares of Class A common stock issuable upon conversion of $65,250,000 principal amount of convertible notes purchased by Redwood Master Fund Ltd. in the Convertible Note Financing, (ii) 2,240,000 shares of Class A common stock issuable upon conversion of $28,000,000 principal amount of convertible notes purchased by Redwood Opportunity Master Fund, Ltd. in the Convertible Note Financing and (iii) 140,000 shares of Class A common stock issuable upon conversion of $1,750,000 principal amount of convertible notes purchased by Corbin Opportunity Fund, L.P. in the Convertible Note Financing. The percentage ownership represents a percentage of the total Class A common stock which would be outstanding following a conversion of all convertible notes issued in the Convertible Note Financing. The conversion rate is 80 shares of Class A common stock per $1,000 principal amount of the convertible notes which is equivalent to a conversion price of approximately $12.50 per share. Redwood Capital Management, LLC (“RCM”) is the investment manager of Redwood Master Fund, Ltd. and Redwood Opportunity Master Fund, Ltd. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM, is the sole managing member of the general partner of RCM Holdings, and controls a majority of the limited partnership interests in RCM Holdings. Corbin Capital Partners Management, LLC is the general partner of Corbin Opportunity Fund, L.P. and Corbin Capital Partners, L.P. is the investment manager of Corbin Opportunity Fund, L.P. The mailing address for Redwood Master Fund Ltd., Redwood Opportunity Master Fund, Ltd. and Corbin Opportunity Fund, L.P. is c/o Redwood Capital Management, LLC, 250 W. 55th Street, New York, New York 10019.

(11)	Consists of 54,059 shares of Class A common stock that would be issuable upon settlement of RSU awards vested as of or within 60 days of December 3, 2021.

(12)	Consists of 358,016 shares of Class A common stock that would be issuable upon exercise of options exercisable as of or within 60 days of December 3, 2021.

(13)	Consists of 3,985 shares of Class A common stock that would be issuable upon settlement of RSU awards vested as of or within 60 days of December 3, 2021.

(14)	Consists of (i)(a) 442,597 shares of Class A common stock held by Mr. Coleman and (b) 1,594,854 shares of Class A common stock that would be issuable upon exercise of options exercisable as of or within 60 days of December 3, 2021; (ii) 13,089 shares of Class A common stock held by The Audrey Amelia Coleman 2014 Trust; (iii) 51,722 shares of Class A common stock held by The Benjamin Coleman 2000 Trust; (iv) 12,538 shares of Class A common stock held by The Coleman 2014 Family Trust; (v) 13,089 shares of Class A common stock held by The Eloise Marie Coleman 2016 Trust; (vi) 51,722 shares of Class A common stock held by The Melissa Coleman 2000 Trust; and (vii) 51,722 shares of Class A common stock held by The Stephen Coleman 2000 Trust. Mr. Coleman is the trustee of each of The Audrey Amelia Coleman 2014 Trust, The Benjamin Coleman 2000 Trust, The Coleman 2014 Family Trust, The Eloise Marie Coleman 2016 Trust, The Melissa Coleman 2000 Trust and The Stephen Coleman 2000 Trust (together, the “Coleman Trusts”) and has voting and dispositive power over the shares held in each of the Coleman Trusts.

(15)	Consists of shares held by New Enterprise Associates 13, L.P., identified in footnote (4) above.

(16)	Consists of 31,237 shares of Class A common stock that would be issuable upon settlement of RSU awards vested as of or within 60 days of December 3, 2021.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section titled “New BuzzFeed Management After the Business Combination” beginning on page 265 thereof and that information is incorporated by reference herein.

Directors

The following persons constitute the Company’s Board effective upon the Closing: Jonah Peretti, Angela Acharia, Joan Amble, Greg Coleman, Patrick Kerins, Janet Rollé and Adam Rothstein. Jonah Peretti was appointed as the Chair of the Board and Patrick Kerins was appointed as the Lead Independent Director. Jonah Peretti and Angela Acharia were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Joan Amble, Janet Rollé and Adam Rothstein were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; Greg Coleman and Patrick Kerins were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “New BuzzFeed Management After the Business Combination” beginning on page 265, which is incorporated by reference herein.

Committees of the Board of Directors

The standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating, corporate governance and corporate responsibility committee (the “Nominating Committee”). Each of the committees reports to the Board.

The Board appointed Ms. Amble and Messrs. Kerins and Rothstein to serve on the Audit Committee, with Ms. Amble serving as the chair of the Audit Committee. The Board appointed Mr. Kerins and Mss. Acharia and Rollé to serve on the Compensation Committee, with Mr. Kerins serving as the chair of the Compensation Committee. The Board appointed Mss. Acharia, Amble and Rollé to serve on the Nominating Committee, with Ms. Rollé as chair of the Nominating Committee.

Executive Officers

Effective as of the Closing, the executive officers are:

Name	Age	Position
Jonah Peretti	47	Founder, Chief Executive Officer, and Director
Felicia DellaFortuna	38	Chief Financial Officer
Rhonda Powell	53	Chief Legal Officer and Corporate Secretary
Phuong Dao Nguyen	47	Publisher

Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “New Buzzfeed Management After the Business Combination” beginning on page 265, which is incorporated by reference herein.

Executive Compensation

Executive and Director Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Executive Compensation” beginning on page 273, thereof and that information is incorporated by reference herein.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee is currently, or has been at any time, one of the Company’s officers or employees.

Certain Relationships and Related Person Transactions, and Director Independence

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 279 thereof and are incorporated by reference herein.

Director Independence

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of the directors except for Mr. Peretti and Mr. Coleman on the Board qualify as independent directors as defined under the applicable Nasdaq and SEC rules.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Business of New BuzzFeed—Legal Proceedings” beginning on page 187, which is incorporated by reference herein.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Dividends

On December 6, 2021, the New BuzzFeed Class A common stock and New BuzzFeed public warrants began trading on Nasdaq under the new trading symbols of “BZFD” and “BZFDW.” The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.

Holders of Record

Following the completion of the Business Combination, including the redemption of public shares as described above and the separation of the former 890 units, the Company had 133,140,365 shares of New BuzzFeed common stock outstanding that were held of record by approximately 850 holders, and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding through nominee names.

Securities Authorized for Issuance Under 2021 Equity Incentive Plan

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal” beginning on page 133 thereof, which is incorporated by reference herein. The 2021 Equity Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by 890’s stockholders at the Extraordinary General Meeting.

Securities Authorized for Issuance Under Employee Stock Purchase Plan

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “The Employee Stock Purchase Plan Proposal” beginning on page 140 thereof, which is incorporated by reference herein. The Employee Stock Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by 890’s stockholders at the Extraordinary General Meeting.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report, which is incorporated by reference herein.

Description of Registrant’s Securities

The Company’s securities are described in the Proxy Statement/Prospectus in the section titled “Description of New BuzzFeed Securities” beginning on page 234 thereof and that information is incorporated by reference herein. As described below, the Company’s certificate of incorporation and bylaws became effective as of the Closing.

Indemnification of Directors and Officers

The information set forth above in the sections titled “Indemnification Agreements” in Item 1.01 to this Report is incorporated by reference herein. The indemnification of the Company’s directors and officers is described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—New BuzzFeed—Indemnification Agreements” beginning on page 279 thereof and that information is incorporated by reference herein.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Report is incorporated by reference herein.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Report is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Closing, the Company issued $150,000,000 in aggregate principal amount of Notes to the Note Investors pursuant to the terms of the Note Subscription Agreements, the Indenture and the Global Note and also entered into the Credit Agreement which provides for a $50.0 million senior secured revolving credit facility. The disclosure contained in Item 1.01 of this Report is also incorporated by reference herein.

This summary is qualified in its entirety by reference to (i) the Note Subscription Agreements, the form of which is included as Exhibit 10.3 to this Report and is incorporated by reference herein, (ii) the Indenture, which is included as Exhibit 4.3 to this Report and is incorporated by reference herein and (iii) the Credit Agreement which is included as Exhibit 10.22 to this Report and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference herein. The Notes issued in connection with the Closing of the Business Combination are convertible into approximately 12,000,000 shares of New BuzzFeed Class A common stock. The Notes were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption based upon representations made by the Note Investors in the Note Subscription Agreements. The disclosure contained in Item 1.01 of this Report is also incorporated by reference herein.

This summary is qualified in its entirety by reference to (i) the Note Subscription Agreements, the form of which was included as Exhibit 10.3 to this Report and is incorporated by reference herein and (ii) the Indenture (which includes the form of Global Note), which is included as Exhibit 4.3 to this Report and is incorporated by reference herein.

At the Closing, the Sponsor exercised its right to convert the working capital loans made by the Sponsor to the Company into an additional 33,333 private placement warrants and 100,000 shares of New BuzzFeed’s Class A common stock in satisfaction of $1.0 million principal amount of the loan. The private placement warrants and shares issued in satisfaction of the working capital loan were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the closing of the Business Combination, the Company entered into separate Private Placement Share Purchase Agreements with each of Cowen Investments II LLC (“Cowen”) and Craig-Hallum Capital Group, LLC (“Craig-Hallum”) (such agreements, the “Share Purchase Agreements”), each of which became effective on December 4, 2021. Pursuant to the Share Purchase Agreements, the Company agreed to sell and each of Cowen and Craig-Hallum agreed to subscribe for 150,656 and 58,781 shares of New BuzzFeed Class A common stock, respectively, in full satisfaction of $1.5 million and $0.6 million, respectively, a portion of cash fees payable to each of an affiliate of Cowen and Craig-Hallum in connection with certain services provided to the Company in connection with the Business Combination. The purchase and sale of the shares of New BuzzFeed Class A common stock pursuant to the Share Purchase Agreements was consummated on December 4, 2021. The shares of New BuzzFeed Class A common stock issued pursuant to the Share Purchase Agreements were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption based upon representations made by each of Cowen and Craig-Hallum in the Share Purchase Agreements.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 5.03 to this Report is incorporated by reference herein.

Item 4.01. Change in Registrant’s Certifying Accountant.

On December 8, 2021, the audit committee of the Board approved the dismissal of Marcum LLP (“Marcum”) and the engagement of Deloitte & Touche LLP (“Deloitte”) as New BuzzFeed’s independent registered public accounting firm to audit New BuzzFeed’s consolidated financial statements for the year ending December 31, 2021. Deloitte served as independent registered public accounting firm of BuzzFeed prior to the Business Combination. Accordingly, Marcum, 890’s independent registered public accounting firm prior to the Business Combination, was informed on December 8, 2021 that it would be replaced by Deloitte as New BuzzFeed’s independent registered public accounting firm, effective December 8, 2021.

The reports of Marcum on 890’s balance sheet as of December 31, 2020 and the statements of operations, changes in stockholder’s equity and cash flows for the period from September 9, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from September 9, 2020 (date of inception) through December 31, 2020, and through December 8, 2021, there were no disagreements between 890 and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on 890’s financial statements for such period.

During the period from September 9, 2020 (date of inception) through December 31, 2020, and through December 8, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), other than the material weakness in internal controls identified by management related to the accounting for certain complex features of the Class A common stock and warrants issued by the Company. This material weakness resulted in the restatement of the Company’s interim financial statements for the quarters ended March 31, 2021 and June 30, 2021.

During the period from September 9, 2020 (date of inception) to the date the Board approved the engagement of Deloitte as New BuzzFeed’s independent registered public accounting firm, 890 did not consult with Deloitte on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

New BuzzFeed has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish New BuzzFeed with a letter addressed to the SEC stating whether it agrees with the statements made by New BuzzFeed set forth above. A copy of Marcum’s letter, dated December 9, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01. Changes in Control of the Registrant.

The information set forth above under “Introductory Note” and Item 2.01 of this Report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Person Transactions, and Director Independence” and “Indemnification of Directors and Officers” in Item 2.01 to this Report is incorporated by reference herein.

Further, in connection with the Two-Step Merger, effective as of the Closing, Adam Rothstein resigned from his position as 890’s Executive Chairman, Emiliano Calemzuk resigned from his position as 890’s Chief Executive Officer, Michael Del Nin resigned from his positions as 890’s Chief Financial Officer and Chief Operating Officer, and each of Linda Yaccarino, Kelli Turner, David Bank, Scott Flanders and Jon Jashni resigned from their positions as directors of 890.

In addition, the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan became effective upon the Closing. The material terms of each of the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan are described in the Proxy Statement/Prospectus in the sections entitled “The Incentive Plan Proposal” and “The Employee Stock Purchase Plan Proposal” beginning on pages 133 and 140 thereof, respectively, which are incorporated by reference herein.

Following the Closing of the Business Combination, the Company entered into indemnification agreements with each of its newly elected directors and officers (the “Indemnification Agreements”). The Indemnification Agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement. The foregoing description of the Indemnification Agreements is not complete and is subject to, and qualified in its entirety by reference to, the text of the form of Indemnification Agreement, which is included as Exhibit 10.16 and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 3, 2021, in connection with the consummation of the Business Combination, the Company amended and restated its certificate of incorporation, effective as of the Closing (as amended, the “Amended and Restated Certificate of Incorporation”), and the Company adopted restated bylaws (the “Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Bylaws are attached as Exhibits 3.1 and 3.2 to this Report, respectively, and are incorporated by reference herein.

The material terms of the Amended and Restated Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the sections titled “The Organizational Documents Proposal,” “The Advisory Charter Amendment Proposals” and “Description of New BuzzFeed Securities” beginning on pages 122, 126, and 234 of the Proxy Statement/Prospectus, respectively, which are incorporated by reference herein.

Item 5.06 Change in Shell Company Status

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “The Business Combination Proposal” beginning on page 75 thereof, which is incorporated by reference herein.

Item 8.01. Other Events.

On December 3, 2021, New BuzzFeed issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

The unaudited condensed financial statements of BuzzFeed as of September 30, 2021 and for the three months and nine months ended September 30, 2021 and 2020 are included in Supplement No. 2 to the Proxy Statement/Prospectus in Exhibit 99.2 attached thereto and are incorporated by reference herein.

The audited financial statements of BuzzFeed as of December 31, 2020 and 2019, and for the three year period ended December 31, 2020 are included in the Proxy Statement/Prospectus beginning on page F-59 and are incorporated by reference herein.

The unaudited condensed financial statements of CM Partners, LLC as of September 30, 2021 and for the three months and nine months ended September 30, 2021 and 2020 are included in Supplement No. 2 to the Proxy Statement/Prospectus in Exhibit 99.4 attached thereto and are incorporated by reference herein.

The audited financial statements of CM Partners, LLC as of December 31, 2020 and 2019, and for the three-year period ended December 31, 2020 are included in the Proxy Statement/Prospectus beginning on page F-104 and are incorporated by reference herein.

The unaudited financial statements of 890 as of and for the three months and nine months ended September 30, 2021 and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, are included in Supplement No. 1 to the Proxy Statement/Prospectus beginning on page 25 and are incorporated by reference herein.

The audited financial statement of 890 for the period from September 9, 2020 (date of inception) through December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-23 and are incorporated by reference herein.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of New BuzzFeed as of September 30, 2021 and for the year ended December 31, 2020 and the nine months ended September 30, 2021 are attached hereto as Exhibit 99.2.

(d)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
2.1	Agreement and Plan of Merger, dated as of June 24, 2021, by and among 890 5th Avenue Partners, Inc., Bolt Merger Sub I, Inc., Bolt Merger Sub II, Inc., and BuzzFeed, Inc.	8-K	2.1	6/24/2021
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 28, 2021, by and among 890 5th Avenue Partners, Inc., Bolt Merger Sub I, Inc., Bolt Merger Sub II, Inc., and BuzzFeed, Inc.	S-4/A	2.2	10/29/2021
2.3†*	Membership Interest Purchase Agreement, dated as of March 27, 2021, by and among BuzzFeed, Inc., CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc.	S-4	2.2	7/30/2021
2.4	Amendment No. 1 to the Membership Interest Purchase Agreement, dated as of June 24, 2021, by and among BuzzFeed, Inc., CM Partners, LLC, Complex Media, Inc., Verizon CMP Holdings LLC and HDS II, Inc.	S-4	2.3	7/30/2021
3.1	Second Amended and Restated Certificate of Incorporation of BuzzFeed, Inc.
3.2	Restated Bylaws of BuzzFeed, Inc.
4.1	Specimen Common Stock Certificate.	S-4/A	4.1	10/1/2021
4.2	Specimen Warrant Certificate.	S-1/A	4.3	1/6/2021
4.3	Indenture, dated December 3, 2021, by and between BuzzFeed, Inc. and Wilmington Savings Fund Society, a federal savings bank, as Trustee.
4.4	Form of Global Note (included in Exhibit 4.3).
10.1	Amended and Restated Registration Rights Agreement, dated as of December 3, 2021, by and among BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc.) and the other parties thereto.
10.2	Warrant Agreement, dated January 11, 2021, between the Company and Continental Stock Transfer & Trust Company.	8-K	4.1	1/15/2021
10.3	Form of Note Subscription Agreement, dated June 24, 2021, by and between 890 5th Avenue Partners, Inc., and the undersigned subscribers party thereto.	S-4	10.2	7/30/2021
10.4	Registration Rights Agreement, dated December 3, 2021, by and among BuzzFeed, Inc. and the convertible noteholders party thereto.
10.5	Form of BuzzFeed Stockholder Support Agreement.	S-4	10.4	7/30/2021
10.6	Sponsor Support Agreement, dated as of June 24, 2021, by and between the Sponsor, BuzzFeed, Inc., 890 5th Avenue Partners, Inc. and the other parties thereto.	S-4	10.5	7/30/2021
10.7	Holder Voting Agreement, dated July 21, 2021, by and among BuzzFeed, Inc., Jonah Peretti, John Johnson III, and Johnson BF, LLC.	S-4	10.9	7/30/2021

10.8	Voting Agreement, dated as June 24, 2021, by and among BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc.), 200 Park Avenue Partners, LLC, as the Sponsor, and Jonah Peretti and each of his permitted transferees pursuant to Section 10.2 of the Voting Agreement.
10.9	2021 Equity Incentive Plan.
10.10	Form of Stock Option Agreement under the 2021 Equity Incentive Plan.
10.11	Form of RSU Agreement under the 2021 Equity Incentive Plan.
10.12	Form of Stock Option Substitution Agreement under the 2021 Equity Incentive Plan.
10.13	Form of RSU Substitution Agreement under the 2021 Equity Incentive Plan.
10.14	Form of Restricted Stock Award Agreement under the 2021 Equity Incentive Plan.
10.15	2021 Employee Stock Purchase Plan.
10.16	Form of Indemnification Agreement.
10.17	Offer Letter, dated August 8, 2018, by and between BuzzFeed, Inc. and Rhonda Powell.	S-4	10.11	7/30/2021
10.18	Offer Letter, dated October 4, 2012, by and between BuzzFeed, Inc. and Phuong Dao Nguyen.	S-4	10.12	7/30/2021
10.19†	Amended and Restated Escrow Agreement, dated December 3, 2021, by and among NBCUniversal Media, LLC, Jonah Peretti, Jonah Peretti LLC and PNC Bank, National Association, as escrow agent.
10.20†*	Binding Term Sheet, dated June 23, 2021, by and between NBCUniversal Media, LLC and BuzzFeed, Inc.	S-4/A	10.14	9/8/2021
10.21	Eighth Amended and Restated Investors’ Rights Agreement, dated as of June 24, 2021, by and among BuzzFeed, Inc. and the other parties thereto.	S-4	10.8	7/30/2021
10.22†	Amended and Restated Loan and Security Agreement, dated December 3, 2021, by and among BuzzFeed, Inc., the borrowers thereto, the guarantors thereto and White Oak Commercial Finance, LLC.
10.23	Lease, dated December 16, 2014, by and between BuzzFeed, Inc. and 225 Fourth, LLC.	S-4	10.6	7/30/2021
16.1	Letter from Marcum LLP to the U.S Securities and Exchange Commission dated December 9, 2021.
21.1	List of Subsidiaries.
99.1	Press Release dated December 3, 2021.
99.2	Unaudited Pro Forma Condensed Combined Financial Information, as of September 30, 2021 and for the three months and nine months ended September 30, 2021 and for the year ended December 31, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

* The Company has omitted portions of this Exhibit as permitted under Item 601(b)(1) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 9, 2021
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
			Name:	Jonah Peretti
			Title:	Chief Executive Officer